UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 24, 2024

S&W SEED COMPANY

(Exact name of Registrant as Specified in Its Charter)

Nevada	001-34719	27-1275784
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2101 Ken Pratt Blvd, Suite 201 Longmont, CO	80501
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (720) 506-9191

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	SANW	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

S&W Seed Company (the “Company”) previously announced in 2023 that it was evaluating the possibility of a strategic transaction involving the Company's international operations, which are headquartered within S&W Seed Company Australia Pty Ltd (“S&W Australia”), a wholly-owned subsidiary of the Company. That process has not resulted in the consummation of a transaction, and on July 24, 2024, S&W Australia adopted a voluntary plan of administration based on its determination that S&W Australia is likely to become “insolvent” within the meaning of section 436A(1) of Australia’s Corporations Act 2001.

In Australia, voluntary administration is a process whereby an insolvent company is placed in the hands of one or more independent administrators whose role is to investigate the company’s affairs, to report to creditors and to recommend to creditors whether the company should enter into a deed of company arrangement, liquidation, or be returned to its board of directors. A voluntary administration involves an investigation of available options to provide a better return to creditors and, if possible, to save the business.

A number of factors combined to lead S&W Australia to conclude that the voluntary plan of administration was necessary and advisable, including the lack of viable strategic alternatives, Saudi Arabia’s recent discontinuation of import permits for alfalfa seed, and the increased risk that S&W Australia would be unable to meet its obligations under the Amended and Restated Finance Agreement with National Australia Bank Limited (“NAB”), effective November 17, 2023 (the “NAB Finance Agreement”).

S&W Australia’s entry into voluntary administration constitutes an event of default and automatic acceleration of S&W Australia’s obligations under the NAB Finance Agreement. However, such acceleration is stayed while S&W Australia is under voluntary administration. The NAB Finance Agreement is guaranteed by the Company, up to a maximum of AUD $15.0 million (USD $9.8 million as of June 30, 2024) (the “Parent Guarantee”). The Company’s obligations under the Parent Guarantee are not subject to a stay in connection with S&W Australia’s voluntary administration.

S&W Australia’s entry into voluntary administration also constitutes an event of default under the Company’s Amended and Restated Loan and Security Agreement with CIBC Bank USA (“CIBC”) dated December 26, 2019 (as amended to date, the “CIBC Loan Agreement”), as a result of a cross-default provision in the CIBC Loan Agreement that is triggered by the event of default under the NAB Finance Agreement. The Company is working towards a remedy for the event of default with CIBC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

S&W SEED COMPANY

Date: July 30, 2024	By:	/s/ Vanessa Baughman
Vanessa Baughman
Chief Financial Officer